                                EXHIBIT NO. 6.16

               OFFICE SERVICE AGREEMENT WITH HQ BUSINESS CENTERS
                               DATED JUNE 1, 2000.

                                     [LOGO]

                             OFFICE SERVICE AGREEMENT

This Agreement is dated and is entered into in STAMFORD, CT (City & State) by and between VALHALLA CORP. D/B/A HQ STAMFORD LANDING (HEREINAFTER "HQ") AND (HEREINAFTER "CLIENT").

HQ and Client agree that HQ shall grant to Client for and in consideration of the agreements and fee(s) set forth herein, a license to use the Office(s) as from time to time designated by HQ and, in common with HQ's other clients, a license to use HQ's Business Center facilities and services, in accordance with the terms hereof.

1. BASIC TERMS. This Section 1 contains the basic terms of this Agreement and all provisions of this Agreement are to be read in accord therewith:

         A. Base Services: HQ's Complete Executive Office Program, including the use of executive offices complete with professional administrative staff, telephone answering and such other inclusive services are as defined in Schedule "A".

         B. Additional Services: Access to additional business services for purchase as needed by Client, including secretarial, administrative, telecommunications support and such other services are as defined in Schedule "B".

         C. HQ Business Center STAMFORD LANDING
         D. Building TWO STAMFORD LANDING
         E. Office [number(s)] 101 having a maximum occupancy capacity of 3 person(s).
         F. Commencement Date JUNE 1, 2000
         G. Initial Term SIX (6) MONTHS
         H. End of Initial Term DECEMBER 1, 2000
         I. Monthly Base Services Fee $ 3,110.20
         J. Refundable Services Retainer $ 6,220.40

         2. OFFICE. Client shall, as part of the Base Services, be granted a license to use the Office and shall have access to the Office twenty-four (24) hours a day, seven (7) days a week. HQ agrees to provide office cleaning, maintenance services, electric heating and air conditioning to the Office for normal office use in such reasonable quantities and during such reasonable hours as shall be determined by HQ or the Building. In addition, Client will have reasonable use of HQ common area facilities. Client shall use the Office and common areas of the HQ Business Center solely for general office use in the conduct of the Client's business.
         If, for any reason whatsoever, HQ is unable to provide use of the Office or a mutually agreed upon alternative Office at the time herein agreed, Client may either extend the Commencement Date until the Office becomes available or, as its sole remedy for such failure, cancel and terminate this Agreement if the use of the Office is not available to Client within five (5) business days after written notice to HQ by Client, in which case any prior payments shall be fully refunded. No such failure to provide use of the Office shall subject HQ to any liability for loss or damage, nor affect the validity of this Agreement or the obligations of the Client hereunder.
         HQ will have the right to relocate Client to another office in the HQ Business Center, and to substitute such other office for the Office licensed hereby, provided such other office is substantially similar in area and configuration to Client's contracted office and provided Client shall incur no increase in the Monthly Base Services Fee or any relocation cost or expense.
         3. SERVICES. HQ agrees, in consideration of the Monthly Base
Services Fee, to provide Base Services to Client as described in Schedule
"A". From time to time during the Term, HQ may, at its option, make other services available to Client of the nature described in Schedule "B", at fees that are from time to time established by HQ. HQ shall be under no obligation to provide Schedule "B" services if the monthly cost thereof exceeds the Refundable Services Retainer. In the event Client is in default of this Agreement, HQ may, at its option, cease furnishing any and all services including telephone services.
         Client will not offer to any party in the HQ Business Center or the Building, any of the services that HQ provides to its clients including, but not limited to, the services described in Schedule "A" or "B".
         HQ will answer all incoming telephone calls, unless otherwise mutually agreed, during normal business hours, as determined by HQ. Answering service will be limited to normal business communications, excluding inbound telemarketing and advertising response which requires pre-approval by HQ and shall be subject to fees established from time to time by HQ.
         Client will use only telecommunications systems and services as provided by HQ. Client will pay to HQ a monthly equipment rental fee for the use of each telephone instrument and voice lines. In the event HQ discontinues the offering of long distance service, Client will provide its own long distance service through a locally accessed long distance carrier.
         Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, neither HQ nor any of its officers, directors, employees, shareholders, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of HQ to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services required under this Agreement or agreed to by HQ. Client's sole remedy and

HQ's sole obligation for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.
      CLIENT EXPRESSLY WAIVES, AND AGREES NOT TO MAKE ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT OF ANY FAILURE TO FURNISH ANY UTILITY, SERVICE OR FACILITY, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME.
      4. DURATION OF AGREEMENT. Upon the End of Initial Term, or any extension thereof, the term of this Agreement and the license herein granted shall be automatically extended for the same period of time as the Initial Term, upon the same terms and conditions as contained herein, unless either party gives notice to the other in writing to the contrary at least sixty (60) days prior to the End of Initial Term (80 days if Client has licensed the use of three or more offices).
      Upon any termination of this Agreement, whether by lapse of time or otherwise, or upon any revocation of Client's license herein granted, the Client shall cease all use of the Office, the HQ Business Center and all services immediately. For each and every month or portion thereof that Client continues use of the Office after the termination of this Agreement by lapse of time or otherwise, without the express written consent of HQ, Client shall pay HQ an amount equal to double the Monthly Base Services Fee computed on a per-month basis for each month or portion thereof that Client continues the use of the Office.
      5. PAYMENTS AND ESCALATIONS. Client agrees to pay to HQ the Monthly
Base Services Fee plus applicable sales or use taxes, in advance, on the first day of each calendar month during the Initial Term and all extensions thereof, without any deduction, offset, notice or demand. If the Commencement Date shall be other than the first day of a month or end on the last day of a month, fees for any such month shall be prorated. Charges for any Schedule
"B" service purchased by Client from HQ shall be due and payable on the 10th of the month following the order for any such service.
      One year after the Commencement Date of this Agreement and each and every anniversary date thereafter, the Monthly Base Services Fee will automatically increase by six percent (6%) of the Monthly Base Services Fee due for the month preceding such anniversary date.
      All Monthly Base Services Fees and other sums payable hereunder shall be payable at the office of HQ or at such other location or to any agent designated in writing by HQ. In addition to any other sums due, Client shall pay monthly late charges equal to five percent (5%) of all amounts that have not been paid to HQ within five (5) days of their respective due dates. The parties agree that such late charges are fair and reasonable compensation for costs incurred by HQ where there is default in any payment due under this Agreement.
      Upon the execution of this Agreement, Client shall pay HQ or its agent the Refundable Services Retainer. The Refundable Services Retainer need not be kept separate and apart from other funds of HQ, no interest shall be paid thereon, and may be used by HQ to provide Schedule "A" and "B" services under this Agreement. In addition to the Refundable Services Retainer, Client will, upon execution hereof, pay to HQ the Monthly Base Services Fee for the first full month of the Initial Term.
      Client agrees that the Refundable Services Retainer shall not be used by Client as payment for the Monthly Base Services Fee for the last month of the Initial Term, or any extension thereof. In the event Client defaults in the performance of any of the terms hereof, HQ may terminate this Agreement and the license herein granted and may also use, apply or retain the whole, or any part, of the Refundable Services Retainer for the payment of any service fee or any other payment due hereunder, or for payment of any other sum that HQ may spend by reason of Client's default. If Client shall, at the end of the term of this Agreement, have fully and faithfully complied with all of the terms and provisions of this Agreement, and surrendered all keys, access cards and building passes, the Refundable Services Retainer, or any balance thereof, shall be returned to Client within forty-five (45) days thereafter.
      6. DAMAGES AND INSURANCE. Client will not damage or deface the furnishings, walls, floors or ceilings, nor make holes for the hanging of pictures or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common area facilities. Client will not cause damage to any part of the Building or the property of HQ or disturb the quiet enjoyment of any other licensee or occupant of the Building. At the termination of this Agreement, the Office shall be in as good condition as when Client commenced the use thereof, normal wear and tear excepted. Client agrees to pay for repainting each Office used less than twelve (12) months by Client, at a cost not to exceed One Hundred Fifty Dollars ($150.00) per Office. Client agrees to pay a $75.00 disconnect charge per telephone unit and data line upon termination of this agreement. HQ will have the right, at any time and from time to time, to enter the Office to inspect the same, to make such repairs and alterations as HQ reasonably deems necessary, and the cost of any such repair resulting from the act or omission of Client shall be reimbursed to HQ by Client upon demand. HQ shall have the right to show the Office to prospective Clients, provided HQ will use reasonable efforts not to disrupt Client's business.
      HQ and its respective directors, licensors, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of HQ's gross negligence or willful misconduct, be liable for, and Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or damage to, or loss or destruction of any property of Client, its employees, authorized persons and invitees due to any act, omission or occurrence in or about the HQ Business Center or the Building. Without limitation of any other provision hereof, each party hereto hereby agrees to indemnify, defend and hold harmless the other party hereto, and such other party's officers, directors, employees, shareholders, partners, agents and representatives from and against any liability to third parties arising out of, in the case of Client as an indemnifying party, Client's use and occupancy of the Office or any negligent act or omission of Client or Client's officers, directors, employees, shareholders, partners, agents, representatives, contractors, customers or invitees and, in the case of HQ as an indemnifying party, any act or omission constituting gross negligence or willful misconduct of HQ or HQ's officers, directors, employees, shareholders, partners, agents or representatives. Subject to the foregoing, Client assumes all risk of loss with respect to all personal property of Client, its agents employees, contractors, and invitees, within or about the HQ Business Center or the Building. Client acknowledges that it is the Client's responsibility to maintain insurance to cover the risks set forth in this paragraph.
      HQ and Client each hereby waive any and all rights of recovery against the other, or against the directors, licensors, officers, agents, servants and employees of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.
      If the HQ Business Center is made unusable, in whole or in part, by fire or other casualty not due to negligence of Client, HQ may, at its option, terminate the Agreement upon notice to Client, effective upon such casualty, or may elect to repair, restore or rehabilitate, or cause to be repaired, restored or rehabilitated, the HQ Business Center, without expense to Client, within ninety (90) days or within such longer period of time as may be required because of events beyond HQ's control. The Monthly Base Services Fee shall be abated on a per diem basis for the portions of the Office that are unusable.
      7. DEFAULT. Client shall be deemed to be in default under this
Agreement: (a) if Client defaults in the payment of the Monthly Base Services Fee or other sums due hereunder or (b) if Client defaults in the prompt and full performance of any other provision of this Agreement and any such default continues in excess of five (5) business days after written notice by HQ.
         Should Client be in default hereunder, HQ shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever and without limitation to HQ in the exercise of any remedy:
         (1) HQ may, if HQ so elects, without any additional notice of such election or demand to Client, either forthwith terminate this Agreement and the license to use any portion of the HQ Business Center, and may enter into the Office and take and hold possession of the contents thereof, without releasing Client, in whole or in part, from the Client's obligations hereunder. In the event of such termination, HQ may, at its option, declare the entire amount of the Monthly Base Services Fee which would become due and payable during the remainder of the term, to be due and payable immediately, in which event, Client agrees to pay the same at once.
         (2) Pursue any other remedy now or hereafter available to HQ. HQ's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.
         Client agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by HQ in connection with the enforcement of this Agreement, the collection of any sums due hereunder, any action for declaratory relief in any way related to this Agreement, or the protection or preservation of any rights of HQ hereunder.
         8. RESTRICTION ON HIRING. Client agrees that during the term of this Agreement and within one (1) year of the termination of this Agreement, neither Client nor any of its principals, employees or affiliates will hire directly or as an independent contractor, any person who is at that time, or was during the term of this Agreement, an employee of HQ. In the event of a breach of any obligation of Client contained in this paragraph, Client shall be liable to HQ for, and shall pay to HQ, on demand, liquidated damages in the sum of $10,000.00 for each employee with respect to whom such breach shall occur, it being mutually agreed that the actual damage that would be sustained by HQ as the result of any such breach would be, from the nature of the case, extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable.
         9. MISCELLANEOUS.
         A. This is the only Agreement between the parties. No other agreements are effective. All amendments to this Agreement shall be in writing and signed by all parties. Any other attempted amendment shall be void. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.
         B. All waivers must be in writing and signed by the waiving party. HQ's failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent HQ from enforcing any provision of this Agreement in the future. No receipt of money by HQ shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof.
         C. All Schedules and Addenda attached hereto are hereby incorporated herein by this reference. The laws of the State in which the HQ Business Center is located shall govern this Agreement.
         D. All parties signing this Agreement as a partnership or co-signing individuals shall be jointly and severally liable for all obligations of Client.
         E. Client represents and warrants to HQ that there are no agents, brokers, finders or other parties except NONE with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement.
         F. Neither Client nor anyone claiming by, through or under Client shall assign this Agreement or permit the use of any portion of the HQ Business Center by any person other than Client; provided, however, Client may assign this Agreement to an affiliated corporation of Client. In the event of any such permitted assignment, Client shall not thereby be relieved of any of its obligations under this Agreement.
         G. The Rules and Regulations of the Building and of HQ as defined on Schedule "C" hereto and any additional schedules that may be attached hereto are expressly made a part of this Agreement and Client expressly covenants and agrees to abide by all of such Rules and Regulations and such additional terms, as well as such reasonable modifications to such Rules and Regulations as may be hereafter adopted by HQ.
         H. All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, addressed to Client at:

         570 Lexington Avenue
---------------------------------------------------------------------------
         45th Floor
---------------------------------------------------------------------------
         New York , NY 10022
---------------------------------------------------------------------------
         Attn: Terrance Tierney
---------------------------------------------------------------------------

         Notice to HQ shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, to HQ at the Building and as follows:

Attn: Thomas M. Jamison
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

         I. THIS AGREEMENT IS NOT INTENDED TO CREATE A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IN FAVOR OF THE CLIENT, BUT MERELY CREATES A REVOCABLE LICENSE IN ACCORDANCE WITH THE TERMS HEREOF. This Agreement grants Client the license to use the HQ Business Center and the Office for the specific purposes herein set forth without diminution of the legal possession or control thereof by HQ and shall be revocable at the option of HQ upon the destruction of the HQ Business Center or the breach by Client of any term or condition herein set forth. This Agreement is subject and subordinate to any underlying lease or contract of the Building or of the premises comprising the Office or the HQ Business Center as such lease or contract may be amended from time to time (such underlying lease or contract together with any amendments, is hereinafter referred to as the "Master Lease"). This Agreement shall terminate simultaneously with the termination of the HQ Business Center operation for any reason. Client is not a party to nor shall Client have any rights under the Master Lease.
         J. Client acknowledges that HQ Business Centers will comply with U.S. Postal Service regulations regarding Client mail and, upon termination of this Agreement, it will be Client's responsibility to notify all parties of termination of the use of the above described address, assigned telephone number, telex and facsimile numbers. For a period of thirty (30) days after the termination of this Agreement. HQ will, at Client's written request and cost, provide Client's new telephone number and address to all incoming callers and will hold or forward to Client once a week all mail, packages, facsimiles and telexes.
         K. HQ may assign this Agreement and/or any fees hereunder and Client agrees to attorn to any such assignee.





                      HQ                             PARTNERSHIP
                                                                --------------------------
VALHALLA CORP. D/B/A HQ STAMFORD LANDING             A(n)                      partnership
                                                          ---------------------

A(n) Connecticut              corporation            By:
     -------------------------                             -------------------------------

By:  Thomas M. Jamison
     ------------------------------------                  -------------------------------

     ------------------------------------            Its:  General Partner

Its: Senior Vice President                           INDIVIDUALS:
     ------------------------------------

                      CLIENT                                -------------------------------
                                                                     (signature)

CORPORATION: INTEGRATED SYSTEMS INTERNATIONAL, INC.         -------------------------------
             --------------------------------------                   (print name)

A(n) Nevada Corporation        corporation           Address:
     --------------------------                              ------------------------------

By: Terrence Tierney
    --------------------------------------           --------------------------------------

    /s/  Terrence Tierney
    --------------------------------------           --------------------------------------
                                                                      (signature)

Its:      President
    --------------------------------------           --------------------------------------
                                                                      (print name)

                                                     Address:
                                                             ------------------------------

                                                     --------------------------------------

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PERSONAL GUARANTEE:

For value received, the undersigned does hereby unconditionally and irrevocably guarantee the prompt payment and full performance of all terms, covenants, conditions and agreements as contained herein.

BY:                        BY:                        BY:
    --------------------       ---------------------      ----------------------
-------------------------------------------------------------------------------


SCHEDULE "A"                                                        SCHEDULE "B"
BASE SERVICES                                                       ADDITIONAL SERVICES
Individual Executive Office                                         Word Processing Services
Personalized Telephone Answering of Incoming Calls                  Secretarial Services
(Unlimited incoming calls per month at no charge)                   Facsimile and Telex Services
Furnished and Decorated Reception Area                              Voice Messaging Service
Professional Receptionist, Message Center Secretaries, and          Copy and Binding Services
Office Manager                                                      Outgoing Mail & Express Delivery Services
Use of Furnished, and Audio-Visual Equipped Conference              Specialized Equipment
Rooms (Four (4) hours per month at no charge)                       Printing & Office Supplies
Prestigious Business Address                                        Miscellaneous Purchasing Services
Business Identity on Building Lobby Directory                       Catering & Beverage Services
Facsimile Number for Client's Use                                   Paging Services
Mail and Package Receipt                                            Telephone Equipment
Utilities and Janitorial Service                                    Specialized Telephone Services
Building Operating Expenses                                         Local & Long Distance Telephone Service
Office Furniture                                                    Excess Message Usage
                                                                    Excess Conference Room Usage
                                                                    Other Client Requested Services*

                                                                    *WHERE AVAILABLE

                                                                        P.06

                                  SCHEDULE "C"
                              RULES AND REGULATIONS


         1. Client's employees and guests will conduct themselves in a businesslike manner; proper business attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other clients and Client will abide by HQ's directives regarding security, keys, parking and other such matters common to all occupants.
         2. Client agrees to use chair mats and desk pads in the Office(s) and any damage from failure to use the same will be the responsibility of Client. Client will not affix anything to the windows, walls or any other part of the Office(s) or the HQ Business Center or make alterations or additions to the Office(s) or the HQ Business Center without the prior written consent of HQ.
         3. Client will not prop open any corridor doors, exit doors or door connecting corridors during or after business hours.
         4. Client can only use public areas with the consent of HQ and those areas must be kept neat and attractive at all times.
         5. All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than egress and ingress.
         6. No advertisement or identifying signs, other than provided by HQ, or other notices shall be inscribed, painted, or affixed on any part of the corridors, doors or public areas.
         7. Client shall not, without HQ's prior written consent, store or operate in the Office(s) or the HQ Business Center any computer (excepting a personal computer) or any other large business machine, reproduction equipment, heating equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator or coffee equipment, or conduct a mechanical business therein, do any cooking therein, or use or allow to be used in the Building, oil burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed hazardous on account of fire or any explosives shall be brought into the HQ Business Center. No offensive gases, odors or liquids will be permitted.
         8. The electrical current shall be used for ordinary lighting purposes only unless written permission to do otherwise shall first have been obtained from HQ at an agreed cost to Client.
         9. If Client requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Client's expense by the personnel designated by HQ.
         10. Client may not conduct business in the hallways, reception area or any other area except in its designated Office(s) without the prior written consent of HQ.
         11. Client will bring no animals other than seeing-eye dogs in the company of blind persons into the Building.
         12. Client shall not remove furniture, fixtures or decorative material from the Office(s) without the written consent of HQ and such removal shall be under the supervision and regulations of the HQ Business Center.
         13. Client will not use the HQ Business Center for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes.
         14. Client will not occupy or permit any portion of the HQ Business Center to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form.
         15. Client will not use the Office(s) for lodging or sleeping or for any immoral or illegal purposes.
         16. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the HQ Business Center by Client nor shall any changes be made on existing locks or the mechanisms thereof.
         17. Client shall, before leaving the Office(s) unattended for an extended period of time, close and securely lock all doors and shut off all lights and other electrical apparatus. Any damage resulting from failure to do so shall be paid by Client.
         18. Canvassing, soliciting and peddling in the Building are prohibited and Client shall not solicit other clients for any business or other purpose without the prior written approval of HQ.
         19. All property belonging to Client or any employee, agent or invitee of Client shall be at the risk of such person only and HQ shall not be liable for damages thereto or for theft or misappropriation thereof.
         20. If Client does not remove any property belonging to Client from the HQ Business Center by the end of the term, at the option of HQ, Client shall be conclusively presumed to have conveyed such property to HQ under this Agreement as a bill of sale without further payment or credit by HQ to Client and HQ may remove the same and Client shall pay HQ all costs of such removal upon demand.
         21. Smoking shall be prohibited in all public areas, including conference and training rooms. No smoking shall be permitted at any time in any area of the HQ Business Center (including open offices and workstations); provided, however, with the prior written consent of HQ, smoking shall be permitted in Client's Office(s), but only with the door closed, and then only cigarette smoking will be permitted so long as client provides an air filter device acceptable to HQ, unless the entire Building has been designated non-smoking, in which case smoking is not permitted in the Office(s). Cigar and pipe smoking are prohibited in all areas of the HQ Business Center.

         HQ SHALL HAVE NO RESPONSIBILITY TO CLIENT FOR THE VIOLATION OR NON-PERFORMANCE BY ANY OTHER HQ CLIENTS OF ANY OF THE RULES AND REGULATIONS BUT SHALL USE REASONABLE EFFORTS TO UNIFORMLY ENFORCE ALL RULES AND REGULATIONS.

                                FULL-TIME OFFICE
                            START-UP AND SERVICE FEES

CLIENT   ISYS                         OFFICE NUMBER(S)  101
      ---------------------                            ------------------------
HQ  CENTER STAMFORD LANDING           DATE  5/1/00
           ----------------               -------------------------------------

FIXED MONTHLY FEES
      (1ST MONTH DUE UPON EXECUTION OF AGREEMENT AND BY 1ST OF EACH MONTH THEREAFTER)



      COMPLETE EXECUTIVE OFFICE PROGRAM (BASE FEES)              $2,500.00
                                                                 ----------

      TELEPHONE EQUIPMENT RENTAL AND MAINTENANCE                 $  125.00 X 3 = 375
      TWO BUSINESS LINES AND VOICE MAIL                          -------------------
      (USAGE CHARGES BILLED SEPARATELY)

      FAX/MODEM LINE                                             $  50.00 X 3 = 150
                                                                 -------------------

      PARKING  Free                                              $
              ------------------------------                      -------------------

      OTHER  Coffee service $15/month/person                     $  45
             ------------------------------                      -------------------

      SALES TAX    6%                                            $  40.20
               ---------                                         -------------------

      TOTAL MONTHLY BASE FEE & ADDITIONAL FIXED FEES             $  3,110.20
                                                                 -------------------
ONE-TIME FEES
      (DUE UPON PROGRAM EXECUTION AND PRIOR TO OCCUPANCY)

      START-UP AND INSTALLATION                                  $  175.00
         (DIRECTORY LISTING, CREDIT VERIFICATION, ADMINISTRATIVE,   -------------------
         SECURITY & TELECOMMUNICATIONS SET-UP AND ORIENTATION)   $   45
                                                                    -------------------
                                                                    220.00

      PHONE LINE INSTALLATION                                    $  150.00 x 3 = 450
                                                                 -------------------

      FAX/MODEM INSTALLATION                                     $  100.00 x 3 = 300
                                                                 -------------------

      REFUNDABLE SERVICES RETAINER
      (2 TIMES FIXED MONTHLY FEES-RETURNED TO CLIENT PER        $  6,220.40
      TERM OF AGREEMENT)                                         -------------------

      SALES TAX  6%                                              $  55.50
               ---                                               -------------------

                                      TOTAL ONE TIME FEES        $  7,200.90
                                                                 -------------------

                                      TOTAL OPENING CHARGES      $  10,311.10
                                                                 -------------------


EXERCISABLE SERVICE FEES BILLED MONTHLY AND DUE NET 10 DAYS.
ADDITIONAL SERVICE PRICES SUBJECT IN CHANGE WITH 30-DAY NOTICE.